UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K/A

                                CURRENT REPORT

    Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  January 26,  2010


                     GENESIS CAPITAL CORPORATION OF NEVADA
	    ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



            Nevada                  000-27831                   91-1947658
----------------------------	----------------	   -------------------
(State or other jurisdiction    (Commission File             (IRS Employer
     of incorporation)        	     Number)		   Identification No.)


    11415 NW 123 Lane,Reddick, Florida                             32686
 ----------------------------------------			----------
 (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code: (718) 554-3652


   	     7340 North Highway 27, Suite 218,  Ocala, Florida 4482
	 -------------------------------------------------------------
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications  pursuant to Rule 425 under the Securities  Act  (17
    CFR 230.425)

[ ] Soliciting material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement  communications   pursuant  to  Rule  14d-2(b)  under  the
    Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement  communications   pursuant  to  Rule  13e-4(c)  under  the
    Exchange Act (17 CFR 240.13e-4(c))




This amended 8-K is being filed solely for the purpose of correcting Exhibit 2.1 hereto which Exhibit was inadvertently not the complete document as filed with the original 8-K on February 2, 2010.



ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

THE MERGER

      On January 26, 2010, Genesis Capital Corporation of Nevada, a Nevada Corporation ("GENESIS"), Genesis Capital Acquisition Corp., a wholly-owned subsidiary of Genesis ("GENESIS SUB"), Milwaukee Iron Professional Arena Football, LLC, a Wisconsin limited liability company ("MIPAF"), Wisconsin Professional Arena Football Investment LLC, a Wisconsin limited liability company ("WPAFI") and Christopher Astrom, as the sole owner of all of Genesis' outstanding preferred stock (the "GENESIS PREFERRED SHAREHOLDERS") entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT") pursuant to which MIPAF and WPAFI will merge with and into Genesis Sub, with Genesis Sub continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of Genesis (the "SURVIVING CORPORATION"). Genesis intends to change its name to "Milwaukee Iron Arena Football Inc".

      The Merger Agreement is included as Exhibit 2.1 to this Current Report and is the legal document that governs the merger transaction (the "MERGER") and the other transactions contemplated by the Merger Agreement. The discussion of the Merger Agreement set forth herein is qualified in its entirety by reference to Exhibit 2.1.

      As a result of the transaction and assuming no member of the Company elects dissenters' rights, the former members of MIPAF and WPAFI (MIPAF and WPAFI collectively, the "COMPANY") currently own approximately 99% of the outstanding common stock of Genesis (before adjusting for any conversion or exercise of any preferred stock into common stock of Genesis).

      As soon as practicable after consummation of the Merger, Genesis shall file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-1 (or any successor form thereto)(the "REGISTRATION STATEMENT"), to register: (a) the shares underlying the Genesis Series A and Series B Preferred Stock if such preferred stock has not been previously redeemed, (b) 7500 shares owned by Carl Dilley and/or his assigns (c) shares issued in exchange for certain debt; and (d) any such securities that Genesis deems appropriate (the "OFFERING"). In addition, Genesis shall issue to Richard Astrom 14,333 Genesis Shares in full satisfaction of that certain debt incurred by the Company in the approximate amount of $43,000.00.

      Upon effectiveness of the Registration Statement, Genesis shall redeem (the "REDEMPTION") all of Genesis' currently outstanding Series A and Series B Preferred Stock (collectively, the "PREFERRED STOCK"). The purchase price shall be: (a) $350,000 cash, and (b) 870,000 shares of common stock, to be registered in the Offering pro rata to any shares issued by Genesis in connection with this Transaction. The use of proceeds from the funds raised in the Offering shall be first used to pay the purchase price and redeem the Preferred Stock. At such time that the holder of said Preferred Stock receives the purchase price, said Preferred Stock shall be transferred to Genesis for redemption and cancellation. Christopher Astrom currently holds all such Preferred Stock; namely 5,000,000 shares of the Series A and 5,000,000 shares of Series B Preferred Stock.

      Also in connection with the Merger, the new directors and officers of the Surviving Corporation currently consist of Andrew Vallozzi III (Chairman and
CEO), Jason Clark (director and Secretary), Todd Hansen (director and Treasurer), Chris Rebholz (director) and Larry Schroeder (director). Note that in accordance with Section 7.4 of the Merger Agreement, Richard Astrom and Christopher Astrom shall remain the sole officers and directors of Genesis (Parent Corporation) until such time as the Preferred Stock has been redeemed as described above.

      As of the date of this Report, the Company has issued and outstanding the following securities: (i)10,048 shares of common stock, (ii) 5,000,000 shares of Series A Preferred Stock and (iii) 5,000,000 shares of Series B Preferred Stock.

      The issuance of the shares of Common Stock to the Company members in the Merger will be made in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), pursuant to Regulation D promulgated thereunder. As such, the shares of Genesis' common stock may not be offered or sold unless they are registered under the Securities Act (as contemplated by the Registration Statement), or an exemption from the registration requirements of the Securities Act is available.

 ITEM 2.01 COMPLETION OF DISPOSITION OR ACQUISITION OF ASSETS.

      On January 26, 2010 the Merger referenced in Item 1.01 closed. After the Merger, there are now 29,064,381 shares of Genesis' common stock outstanding, of which approximately 99% are held by the former members of the Company (before adjusting for any conversion or exercise of any Preferred Stock into common stock of Genesis). Prior to the Merger, Genesis was a shell company with no business operations. As a result of the Merger, Genesis will no longer be considered a shell company.

      Pursuant to Item 2.01(f) of Form 8-K, the information that would be required if Genesis were filing a general form for registration of securities on Form 10 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") upon consummation of the transaction follows. The information below corresponds to the item numbers of Form 10 under the Exchange Act.

                          FORWARD LOOKING STATEMENTS

      The statements contained in this report that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believes," "intends," "may," "will," "should," "anticipates," "expects," "could," "plans," or comparable terminology or by discussions of strategy or trends. Although management believes that the expectations reflected in such forward-looking statements are reasonable, Genesis cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such forward-looking statements.

      Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed in this report. While it is not possible to identify all factors, management continues to face many risks and uncertainties including, but not limited to, the ability of Genesis or a target entity to meet the requirements to close any potential acquisition, the results of operations and profitability of the Genesis following the acquisition of a new business venture, the acceptance in the market of the products or services offered by Genesis following an acquisition. Should one or more of these risks materialize, or should the underlying assumptions prove incorrect, actual results could differ materially from those expected. Genesis disclaims any intention or obligation to update publicly or revise such statements whether as a result of new information, future events or otherwise.

      Except as otherwise indicated by the context, references in this Current Report on Form 8-K to "we," "us" and "our" are to the consolidated business of Genesis and the Company.

      ITEM 1.  BUSINESS

INTRODUCTION

      Genesis was incorporated in Colorado on September 19, 1983, under the name Bugs, Inc., for the purpose of using microbial and other agents, including metallurgy, to enhance oil and natural gas production and to facilitate the recovery of certain metals. For the past several years, it has had no revenue and has been a shell company.

      The Company (formed beginning in 2006) owns and operates the Milwaukee Iron (the "IRON"), a member team of the Arena Football One ("AF1" or the "LEAGUE"), a professional arena football league. The Milwaukee Iron is a professional arena football team based in Milwaukee and a charter member of Arena Football One. The Iron play their home games at the Bradley Center, a sports and entertainment venue in downtown Milwaukee.

      Arena football is played in an indoor arena on a padded 50 yard long football field using eight players on the field for each team. Most of the game rules are similar to college or other professional football game rules with certain exceptions intended to make the game faster and more exciting.

OVERVIEW

      The Iron began play in 2009 in the af2, which was the developmental league of the now defunct Arena Football League (the "AFL"). The Iron were announced as an af2 expansion team in March 2008 when the team's ownership group confirmed an agreement to play at the Bradley Center. The Iron signed the three-year lease in August 2008 to begin play for the 2009 season. However, the af2 ceased operations after the 2009 season.

      Thereafter the Iron became a member team of the newly created AF1, whose inaugural season begins in 2010. Gary Compton was the Head Coach in 2009, a former member of the Milwaukee Mustangs of the AFL, as well as the 2001 AFL Iron Man of the Year. His contract was not renewed for the 2010 season. On October 13, 2009, the Iron named Green Bay Blizzard head coach, Bob Landsee as the Iron's second head coach. The Green Bay Blizzard are a member team of the Indoor Football League.

      With the return of elite level Arena Football to the city of Milwaukee, the Iron need to continue to develop a core fan, sponsorship and season ticket holder base. With limited marketing and advertising dollars at our disposal for 2010, a grass roots-focused campaign must be implemented utilizing corporate partnership opportunities and relationships for exposure. Corporate partnerships will include, whenever possible, media conversions to take advantage of the advertising already in place by those corporate partners. Each and every decision made will be a cost-conscious one as we make the jump to the elite level of the AF1.

      The new AF1 league debuts in April 2010 in 15 communities, including seven cities that hosted teams in the AFL. AF1 in December 2009 purchased the assets of the AFL in a deal approved by a judge overseeing the AFL's Chapter 11 bankruptcy proceedings. The reported $6.1 million sale included all team names, logos, records, film and video libraries, and other assets from the AFL.


      AF1 is a mix of former AFL and af2 teams. It will operate as a single entity, with all players and coaches considered league employees. The league also hopes it will have lower costs with centralized purchasing, insurance and marketing.

STRATEGY

      Our strategy at the League level is to participate through the operation of the Iron and through our League ownership in what we believe will be the continued growth of the AF1 which in turn is expected to result in increased revenue to us from: (i) national (League) and regional (team) broadcast contracts, (ii) national League sponsorship contracts, (iii) the sale of additional team memberships in the League, and (iv) increased fan attendance at AF1 games including Iron games, together with appreciation in the value of the Iron as an AF1 team.

      At the team level, our strategy is to increase fan attendance at Iron home games, expand our advertising and sponsorship base, and contract with additional local and regional broadcasters to broadcast Iron games.

      We believe that fan attendance will increase based upon the game winning success (if any) of the Iron in the AF1 and by increasing media exposure. Game winning success requires the ongoing recruitment of superior players. In order to recruit players, we employ a recruiting team which include our head coach and Director of Player Personnel. In order to increase media exposure and expand our sponsorship base, we call upon the media, corporate sponsors and other Milwaukee area organizations. We also call upon local businesses to solicit advertising and sponsorship funds on behalf of the Iron. We also intend to participate in a number of charitable events during the year as a part of a community relations and recognition program and maintain Internet website www.mkeiron.com. We may also employ part-time telemarketing personnel to assist in ticket sales.

      Our strategy also includes maintaining and building community support for, and recognition of, the team as an ongoing valuable entertainment institution in the local Milwaukee area and throughout the state of Wisconsin.

HISTORY

      ARENA FOOTBALL LEAGUE

      The Arena Football League ("AFL") was an indoor American football league founded in 1987 by Jim Foster. It was played indoors on a smaller field than American football, resulting in a faster-paced and higher-scoring game. The sport was invented in the early 1980s and patented by Foster, a former executive of the United States Football League and the National Football League. The AFL would play 22 seasons from 1987 to 2008 before mounting debt and financial losses caused the league's owners to cancel the 2009 season and develop a new long term economic strategy.

      On August 4, 2009, the AFL released a statement announcing that while the league is not folding, it has suspended operations indefinitely. Nevertheless, several of the AFL's creditors pressured the league into filing for Bankruptcy and on August 7, 2009, the AFL filed for Chapter 7 liquidation, though converted on August 26, 2009 to a Chapter 11 reorganization.

      On November 25, 2009, all assets of the AFL were auctioned off to AF1, the approved stalking horse bidder (i.e., an interested buyer chosen by a bankrupt company to make an initial bid on its assets) with a starting bid of $2.5 million. At a hearing on December 7, 2009, the U.S. Bankruptcy Court in Chicago approved the Order of Sale of AFL assets to AF1 for $6.1 million.

      Despite the AFL's financial challenges, it remained a popular spectator sport. The average attendance in the 1990s for AFL games were around 10,000-11,000 per game , dropping below 10,000 thorough 2004, and above 12,000 through 2007. Eleven of the seventeen teams in operation in 2007 had average attendance figures over 13,000. In 2008, the overall attendance average increased to 12,957, with 8 teams exceeding 13,000 per game.[31]

      AF2

      AF2 ("AF2") was the developmental league of the AFL founded in 1999. It played its first season in 2000 and ceased operations in 2009. The AF2 continued to operate while the AFL had suspended operations. However, because of legal issues regarding the dissolution of AFL, AF2 was effectively disbanded in September 2009 when no team committed to playing in 2010.

      Because the AFL had ceased 2009 operations and later ceased all operations indefinitely, the af2 board of directors began working to create a new arena football league. The AFL owned a majority of af2 and thus the remaining af2 owners were reluctant to fund operations and the league because of the uncertainty surrounding AFL's bankruptcy.

      Like most other minor sports leagues, the AF2 existed to develop football players and also to help players adapt to the style and pace of arena football. In addition, the AF2 was similar to other minor leagues because AF2 teams played in smaller cities and smaller venues. While the AFL was played in cities like Los Angeles, New York City, Philadelphia, Dallas, and Chicago, the AF2 fielded teams in cities which are part of metropolitan statistical areas ranging in size from Milwaukee (with 1,739,497 residents) to Albany, Georgia (with 164,000 residents).

      The league's teams were divided into two conferences, the American and National Conferences. The conferences were further subdivided into three divisions each. Each division represented a region of the country in which teams played. Unlike most sports leagues, the alignment of teams into divisions was not even; in 2009, the Central division featured three teams while the West featured five teams. Teams were placed in divisions based on geographic rivalries to reduce travel costs as teams played division opponents more often than non-divisional opponents. Alignment was subject to change each year as new teams joined the league and others dropped out.

      ARENA FOOTBALL ONE

      In September 2009, several parties, including members of the af2 board of directors and former members of the AFL, joined together to create a new league, Arena Football One ("AF1"). AF1 is an entity independent of the AFL and af2. In December 2009, AF1 purchased the assets of the bankrupt AFL in a deal approved by the Bankruptcy Court.

      AF1 was formed with 15 teams: existing teams from the AFL and af2, an existing team from the American Indoor Football Association, and several new teams or markets. Despite the crossover from the AFL and af2, the league is an entirely new entity and not a merger of the AFL and af2. The league's first season will be in 2010, running spring through summer like the AFL and af2. The league will play by the same rules the AFL and af2 played by in their respective final seasons. AF1 league offices are headquartered in Tulsa, Oklahoma. Its official website is arenafootballone.com.

      Following the suspension of the AFL's 2009 season, af2 league officials and owners began discussing the future of arena football and the two leagues. With 50.1 percent ownership of af2, the AFL's bankruptcy and dissolution of the league technically included the dissolution of the af2. Questions also arose regarding payment of franchise fees and league dues to an entity which had entered bankruptcy. Uncertainty surrounded the league immediately following the 2009 season with no formal plan in place to continue. Several teams folded while others suspended operations pending a definitive plan. The league was formally considered disbanded on September 8, 2009, when no owner committed his or her team to the league's eleventh season by that deadline.

      AF1 board of directors meetings continued throughout and after the af2 season to work on plans for a new league independent of AFL and af2. Final meetings were held on September 28, 2009, concluding with a press conference in Tulsa announcing the league's formation.

      On November 11, 2009, the new league announced its intention to purchase the entire assets of the former AFL; the assets included the team names and logos of all former AFL and af2 teams. The assets were awarded to Arena Football 1 on December 7, 2009, with a winning bid of $6.1 million. Current AF1 teams were given the option of restoring historical names to their teams. Of those, the Chicago Rush, Tampa Bay Storm, Orlando Predators, Arizona Rattlers, Cleveland Gladiators, and Utah Blaze chose to adopt their respective AFL teams' identities.

      The AF1 organizational structure is substantially similar to that of af2. The league owns the rights to the teams, players, and coaches. Players will be paid more than the $200 per game salary of af2 but less than the union-mandated $1,800 per game AFL salary. The cost of running a team is expected to be increased compared to af2.

      As of September 28, 2009, 16 charter franchises were announced for AF1, with eleven more teams either submitting membership applications or considering doing so. Currently, there are 15 teams committed to play in the 2010 season.

      Divisional alignment was announced on January 12, 2010. The league and owners were considering the possibility of a two-tier system with the top tier featuring the more popular, larger-market and larger-budget teams while the lower tier would contain the smaller market teams with more limited budgets. However when the alignment was announced, the teams were split into two conferences, with each conference having two smaller geographical divisions.

2010 AF1 TEAMS



DIVISION        TEAM						CITY            ARENA        	     FOUNDED FIRST 	PREVIOUS
                                                                                                             AF1   	LEAGUE
                                                                                                             SEASON
--------------------------------------------------------------------------------------------------------------------------------

                                                        AMERICAN CONFERENCE

--------------------------------------------------------------------------------------------------------------------------------
SOUTH         	Alabama Vipers                                  Huntsville, AL	Von Braun Center     1999    2010    	af2
		------------------------------------------	--------------	-------------------- ------- ------	--------
  		Jacksonville Sharks                             Jacksonville, 	Jacksonville         2009    2010  	New for
                                                                Florida       	Veterans Memorial                  	2010
                                                                                Arena
		------------------------------------------	--------------	-------------------- ------- ------	--------
         	Orlando Predators                               Orlando,      	Amway Arena          1990    2010   	AFL
                                                                Florida
		------------------------------------------	--------------	-------------------- ------- ------	--------
         	Tampa Bay Storm                                 Tampa, Florida	St. Pete Times Forum 1987    2010    	AFL
--------------------------------------------------------------------------------------------------------------------------------

SOUTHWEST	Bossier-Shreveport Battle Wings                 Bossier City, 	CenturyTel Center    2000    2010    	af2
                                                                Louisiana
		------------------------------------------	--------------	-------------------- ------- ------	--------
		Dallas Vigilantes                               Dallas, Texas 	American Airlines    2002    2010    	AFL
                                                                                Center
		------------------------------------------	--------------	-------------------- ------- ------	--------
         	Oklahoma City Yard Dawgz                        Oklahoma City,	Cox Convention       2003    2010    	af2
                                                                Oklahoma      	Center
		------------------------------------------	--------------	-------------------- ------- ------	--------
         	Tulsa Talons                                    Tulsa,        	BOK Center           1999    2010    	af2
                                                                Oklahoma
--------------------------------------------------------------------------------------------------------------------------------

                                                        National Conference

--------------------------------------------------------------------------------------------------------------------------------
MIDWEST		Chicago Rushhttp://en.wikipedia.org/wiki/	Rosemont,     	Allstate Arena       2001    2010    	AFL
        	Arena_Football_1 -cite_note-osc-14              Illinois
		------------------------------------------	--------------	-------------------- ------- ------	--------
		Cleveland Gladiators                            Cleveland,    	Quicken Loans Arena  1997    2010    	AFL
                                                                Ohio
		------------------------------------------	--------------	-------------------- ------- ------	--------
        	Iowa Barnstormers                               Des Moines,   	Wells Fargo Arena    1995    2010    	af2
                                                                Iowa
		------------------------------------------	--------------	-------------------- ------- ------	--------
         	Milwaukee Iron                                  Milwaukee,    	Bradley Center       2008    2010    	af2
                                                                Wisconsin
--------------------------------------------------------------------------------------------------------------------------------
WEST		Arizona Rattlers                                Phoenix,      	US Airways Center    1991    2010    	AFL
                                                                Arizona
		------------------------------------------	--------------	-------------------- ------- ------	--------
		Spokane Shock                                   Spokane,      	Spokane Veterans     2005    2010    	af2
                                                                Washington    	Memorial Arena
		------------------------------------------	--------------	-------------------- ------- ------	--------
         	Utah Blaze                                      West Valley   	E Center             2008    2010   	AIFA
                                                                City, Utah
--------------------------------------------------------------------------------------------------------------------------------


RULES OF ARENA FOOTBALL

      Arena Football is played in an indoor arena on a field which consists of a padded surface 85 feet wide and 50 yards long with eight-yard end zones. The endzone goalposts are nine feet wide with a cross-bar height of 15 feet. Eight feet above each endzone are goal-side rebound nets which are 30 feet wide by 32 feet high.

      There are eight players on the field for each team as part of a 20-man active roster. Players play both offense and defense with the exception of the kicker, quarterback, an offensive specialist, two defensive specialists and a kick returner.

      The game is played using an NFL-size football in four 15-minute quarters with a 15-minute halftime. The game clock stops for out of bounds plays or incomplete passes only in the last minute of each half, when necessary for penalties, injuries and time-outs or following points after touchdowns, field goals and safeties. Accordingly, the average AFL football game is played in approximately two hours and 25 minutes compared to approximately three hours and five minutes for an NFL game.

      Four downs are allowed to advance the ball ten yards for a first down or to score. Scoring consists of six points for a touchdown, one point for a conversion by placekicking after a touchdown, two points for a conversion by dropkick and two points for a successful run or pass after a touchdown. Three points are awarded for a field goal by placement or four points for a field goal by dropkick, with two points for a safety. Punting is illegal. On fourth down a team may attempt a first down, touchdown or field goal. The receiving team may field any kickoff or missed field goal that rebounds off the rebound nets.

      Although passing rules for the AF1 are similar to outdoor NCAA football, a unique exception involves the rebound nets. A forward pass that rebounds off a rebound net is a live ball and is in play until it touches the playing surface.

      Overtime periods are 15 minutes during the regular season and the playoffs. Each team has one possession to score. If, after each team has had one possession and one team is ahead, that team wins. If the teams are tied after each has had a possession, the next team to score wins.

REGULAR SEASON AND PLAYOFFS

      The regular AF1 season extends from April through August, with each team playing a total of 16 games against teams from both conferences. Half of the games are played at home, and half are played away. At the end of the regular season, the four division champions, plus the four teams with the next best records, qualify for the AF1 playoffs to determine the AF1's Arena Bowl champion for that season. Each playoff round is played in the home arena of the team with the best winning record.

GATE RECEIPTS, AF1 ASSESSMENTS AND DISTRIBUTIONS

      AF1 teams are entitled to keep all gate receipts from regular season home games and playoff home games. Teams do not receive any gate receipts from away games except that visiting teams are reimbursed for hotel expenses by the home team. Each team is required to pay an annual assessment for management fees to the AF1 which is generally equal to the team's share of the League's annual operating costs.

AF1 LICENSING

      The AF1 operates a League licensing program on behalf of its teams. Under the program, product manufacturers sign agreements allowing them to use the names and logos of all AF1 teams, the AF1 itself and AF1's special events (including playoffs and the Arena Bowl) in exchange for royalty and guarantee payments.

LEAGUE GOVERNANCE

      The AF1 is generally responsible for regulating the conduct of its member teams. It establishes the regular season and playoff schedules of the teams, and negotiates, on behalf of its members, the League's national and network broadcast contracts. Each of the AF1's members is, in general, liable on a pro rata basis for the AF1's liabilities and obligations and shares pro rata in its profits.

      The AF1 is governed by a Board of Directors, which consists of one representative from each team. The Board of Directors selects the AF1
Commissioner, who administers the daily affairs of the AF1 including interpretation of playing rules and arbitration of conflicts among member teams. The Commissioner also has the power to impose sanctions, including fines and suspensions, for violations of League rules. Jerry Kurz is the Commissioner of the AF1. We believe we are in compliance with all League rules.

CURRENT OPERATIONS

      We derive substantially all of our revenue from the arena football operations of the Iron in the af2 for the year ended September 30, 2009 and in the AF1 thereafter. This revenue is primarily generated from (i) the sale of tickets to the Iron home games, (ii) the sale of advertising and promotions to team sponsors, (iii) the sale of local and regional broadcast rights to Iron games, (iv) our share of AF1 media contracts, membership fees paid by expansion teams and League licensing sales, and (v) the sale of merchandise carrying the Iron logos.

      Ticket Sales. The Iron played nine home games and eight away games during the 2009 af2 regular season. Under the af2 Bylaws, we receive all revenue from the sale of tickets to regular season home games and no revenue from the sale of tickets to regular season away games.

      The Iron play all home games at the Bradley Center, which holds approximately 17,000 spectators, but the Iron are projecting to use the lower level only in 2010 which holds approximately 8,000 spectators. Ticket prices for regular season home games during the 2009 season at the Bradley Center ranged from $11 to $90 per game. The following table sets forth certain information relating to our regular season revenue generated by the sale of tickets for the 2009 and 2010 season:


Season  	Number of   Average per  Average Paid	Average Ticket
      		Season	    Game Paid	 Ticket Price	Revenue per Game
		Tickets	    Attendance

2009      	898         ?   	 $              $
2010     	937         N/A    	 N/A           N/A





                         2010 REGULAR SEASON SCHEDULE
                                MILWAUKEE IRON

DAY     	DATE      	OPPONENT              	LOCATION                           	TIME
--------	----------	----------------------	-----------------------------------	------
Friday  	April 2   	@ Spokane Shock       	Spokane Arena - Spokane, Wa        	9:00PM
Fri/Sat 	April 9/10	Bye
Friday  	April 16 	Iowa Barnstormers     	Bradley Center                     	7:30PM
Saturday	April 24  	Tampa Bay Storm       	Bradley Center                     	7:00PM
Saturday	May 1     	@ Alabama Vipers      	Vbc Arena - Huntsville, Al         	7:30PM
Friday 		May 7     	Chicago Rush          	Bradley Center                     	7:30PM
Friday  	May 14    	Utah Thunder         	Bradley Center                    	7:30PM
Friday  	May 21    	@ Orlando Predators   	Amway Arena - Orlando, Fl          	6:30PM
Saturday	May 29    	Dallas Desperados     	Bradley Center                     	7:00PM
Saturday	June 5    	@ Arizona Rattlers    	Us Airways Center - Phoenix, Az    	9:30PM
Saturday	June 12   	Cleveland Gladiators  	Bradley Center                     	7:00PM
Saturday	June 19   	@ Chicago Rush        	All-State Arena - Rosemont, Il     	7:00PM
Saturday	June 26   	Spokane Shock         	Bradley Center                     	7:00PM
Saturday	July 3    	@ UtahThunder         	Energy Solutions Arena -           	7:00PM
                                        		Salt Lake City, Ut
Fri/Sat 	July 9/10 	Bye
Saturday	July 17   	Orlando Predators     	Bradley Center                     	7:00PM
Saturday	July 24   	@ Iowa Barnstormers   	Wells Fargo Arena - Des Moines, Ia 	7:00PM
Saturday	July 31   	@ Cleveland Gladiators	Quicken Loans Arena - Cleveland, Oh	6:00PM




                            2010 PLAYOFFS SCHEDULE
                              ARENA FOOTBALL ONE



DAY     	DATE      	OPPONENT              	LOCATION        TIME
-----------	----------	----------------------	------------	------
Fri/Sat    	August 6/7     	Quarterfinal Playoffs	Highest Seed	TBD
Fri/Sat    	August 13/14   	Semifinal Playoffs   	Highest Seed	TBD
Fri/Sat/Sun	August 20/21/22	Championship         	Highest Seed	TBD




      Advertising and Promotion. We generate revenue from the sale of advertising displayed on signs located throughout the Bradley Center and through other promotions utilizing the Iron name or logos. In addition, we market team sponsorships to local and regional businesses which provide a combination of advertising rights, promotional rights and VIP ticket privileges. Advertising rights include the use of corporate logos within the arenas, commercials on radio and television, advertisements in magazines, display of the sponsor's name throughout the Bradley Center, public address announcements, the inclusion of customer names on team posters and the like. Promotional rights include banners displayed throughout the Bradley Center, availability of blocks of seats for specific games, the use of the team's logos and autographed helmets. VIP privileges include high priority seating selections, parking passes, VIP room passes and travel packages, which include attendance at team away games.

      Local and Regional Television and Cable. Our television contract with the Time Warner Cable Network does not generate revenue to us, but it does provide us with invaluable media exposure to potential fans and business partners.

      Sale of Merchandise. We generate revenue from the sale of merchandise carrying the Iron logos (primarily athletic clothing such as sweatshirts, T-shirts, jackets and caps) at the arenas and at our corporate offices.

      Telemarketing.   We use telemarketing techniques to improve ticket sales.

      Performance. For the 2009 season in the af2, the Iron's record was 5-11, placing them in 5th place in their division.


COACHING STAFF

      Former Head Coach.

      Gary Compton was the Head Coach in 2009, a former member of the Milwaukee Mustangs of the AFL, as well as the 2001 AFL Iron Man of the Year. His contract was not renewed for the 2010 season.

      Current Head Coach.

      Bob Landsee was named head coach of the Milwaukee Iron in October of 2009. Prior to coming to Milwaukee, Coach Landsee was the head coach of Arena Football's Green Bay Blizzard in the af2 for four seasons, from 2005-06 and 2008-09. The Blizzard went 45-28 in Landsee's tenure, which included playoff appearances in all four years that resulted in a trip to the American Conference finals in 2009 and the af2's championship game, ArenaCup VII, in 2006.

      A University of Wisconsin alum, Landsee was selected by the Philadelphia Eagles in the sixth round (149th overall) of the 1986 NFL Draft, where he played for three seasons after being named an All-American and All-Big Ten guard for the Badgers.

      Following his playing career, Landsee made his professional coaching debut in the Arena Football League as the offensive line coach for the Milwaukee Mustangs from 1999-2001 before similar stints with the Toronto Phantoms and Indiana Firebirds. Landsee still holds strong ties to the NFL as president of the Madison, WI chapter of the NFL Alumni.

      Other Coaches.

      Mark Stoute - Assistant Head Coach and Director of Player Personnel. Cedric Walker - Defensive Coordinator.
      John Laske - Equipment Manager.


PLAYERS

      In general, the rules of the AF1 permit each team to maintain an active roster of 22 players during the regular season.

THE COLLECTIVE BARGAINING AGREEMENT

      Unlike its predecessor, the AFL, the AF1 does not have a collective bargaining agreement with its players.

BRADLEY CENTER

      The Iron have played in the Bradley Center, which has a seating capacity of approximately 17,000, since 2009. In August 2008, the Iron signed a three-year lease with the Bradley Center commencing in the 2009 season. The Iron are in the second year of that lease that calls for a base rent of $8500 per game. Included in the lease are two escalator clauses for attendance: when the Iron draw over 2500 paid spectators per game an additional $2,500 is added to the base rent and when the Iron draw over 5000 spectators per game a second $2,500 is added to the base rent. New to the 2010 season a financial penalty of $1000, in addition to the base rent, that is payable to the Bradley Center if less than 5000 spectators attend a single home game. Furthermore, the Bradley Center shall purchase and offer for sale a line of AF1 merchandise at Iron home games and shall pay the Iron a twenty percent (20%) commission on any such net-of-tax gross sales in excess of $1,000 per game. The Iron must also have a $25,000 security deposit in place with the Bradley Center. The Bradley Center is located at 1001 North 4th Street, Milwaukee, WI 53203.

COMPETITION

      The Iron compete for sports entertainment dollars with other professional sports teams and with college teams and with other sports-related entertainment. During portions of the AF1 season, the Iron compete for attendance and fan support with a professional basketball team (Milwaukee Bucks) and a professional hockey team (Milwaukee Admirals) in Milwaukee and with other professional hockey, basketball, baseball and other sports teams in other parts of Wisconsin. In addition, the colleges and universities in the Milwaukee area, as well as public and private secondary schools, offer a full schedule of athletic events throughout the year. The Iron also compete for attendance and advertising revenue with a wide range of other entertainment and recreational activities available in the Milwaukee area, including festivals and concerts. On a broader scale, AF1 teams compete with other football teams including those fielded by high schools and colleges, the Indoor Football League, the National Football League, the Canadian Football League, the American Indoor Football Association and others.

EMPLOYEES

      In addition to its active football players, the teams employ four football personnel and seventeen front office/non-football personnel. During the AF1 season, the team also uses volunteer part-time employees from time to time.

INTELLECTUAL PROPERTY

      We own the intellectual property related to the "Iron" team name and all related branding elements, including logos and colors and related trademarks and service marks, and all proprietary intellectual property, including web site and all ancillary information, including player and team operating information.

      The Company currently owns Franchise Rights to use the Milwaukee Iron Professional Arena Football Team.

      ITEM 1A. RISK FACTORS

WE HAVE A HISTORY OF LOSSES AND OUR ACCOUNTANTS EXPRESSED DOUBTS ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

      As of September 30, 2009, we have not yet achieved profitable operations. We have accumulated losses of $1,157,867 since inception, a working capital deficiency of $582,742 and we expect to incur further losses in the development of our business, all of which, according to our accountants, casts substantial doubt about our ability to continue as a going concern. Our ability to achieve and maintain profitability and positive cash flow will depend on the success of the business of the Company following the acquisition.

WE COMPETE FOR SPORT ENTERTAINMENT DOLLARS WITH OTHER SPORTS AND ENTERTAINMENT VENUES.

      The Iron compete for sports entertainment dollars with other professional sports teams and with college teams and with other sports-related entertainment. During portions of the AF1 season, the Iron compete for attendance and fan support with a professional basketball team (Milwaukee Bucks) and a professional hockey team (Milwaukee Admirals) in Milwaukee and with other professional hockey, basketball, baseball and other sports teams in other parts of Wisconsin. In addition, the colleges and universities in the Milwaukee area, as well as public and private secondary schools, offer a full schedule of athletic events throughout the year. The Iron also compete for attendance and advertising revenue with a wide range of other entertainment and recreational activities available in the Milwaukee area, including festivals and concerts. On a broader scale, AF1 teams compete with other football teams including those fielded by high schools and colleges, the Indoor Football League, the National Football League, the Canadian Football League, the American Indoor Football Association and others.

WE ARE SUBJECT TO AF1 LEAGUE OBLIGATIONS AND THE SUCCESS OF OTHER AF1 MEMBER TEAMS.

      Our Franchise/Membership agreement with the AF1 impose obligations on us with respect to our operations. The success of the AF1 and its members depends in part on the competitiveness of the teams in the AF1 and their ability to maintain fiscally sound operations. Certain AF1 teams have encountered financial difficulties in the past, and there can be no assurance that the AF1 and its teams will continue to operate. If the AF1 is unable to continue operations, the Iron and the other teams forming the AF1 would be unable to continue their own operations. In addition, the Iron and their personnel are bound by a number of rules, regulations and agreements imposed upon them by the Af1. Any change in these rules, regulations and agreements will be binding upon our teams and their personnel, regardless of whether they agree with such changes, and it is possible that any such change could adversely affect them.

WE WILL BE SUBJECT TO INCREASED COMPETITION AS A RESULT OF AF1 EXPANSION.

      The AF1 intends to add additional teams in the future. While such expansion affords the AF1 the opportunity to enter new markets and increase revenue, it also increases the competition for talented players among AF1 teams. Expansion teams are permitted to select in an expansion draft designated unprotected players playing for existing AF1 teams. There can be no assurance that the Iron will be able to retain all of the team's key players during an expansion draft or that the rules regarding the expansion draft will not change to the detriment of the Iron.

WE MAY NEED ADDITIONAL CAPITAL IN THE FUTURE WHICH COULD DILUTE THE OWNERSHIP OF CURRENT STOCKHOLDERS OR MAKE OUR CASH FLOW VULNERABLE TO DEBT REPAYMENT REQUIREMENTS.

      Historically, we have raised equity and debt capital to support our operations. To the extent that we raise additional equity capital, existing stockholders will experience a dilution in the voting power and ownership of their common stock, and earnings per share, if any, would be negatively impacted. Our inability to use our equity securities to finance our operations could materially limit our growth. Any borrowings made to finance operations could make us more vulnerable to a downturn in our operating results, a downturn in economic conditions, or increases in interest rates on borrowings that are subject to interest rate fluctuations. If our cash flow from operations is insufficient to meet our debt service requirements, we could be required to sell additional equity securities, refinance our obligations, or dispose of assets in order to meet debt service requirements. There can be no assurance that any financing will be available to us when needed or will be available on terms acceptable to us. Our failure to obtain sufficient financing on favorable terms and conditions could have a material adverse effect on our growth prospects and our business, financial condition and results of operations.

WE DEPEND UPON OUR COMPETITIVE SUCCESS FOR TICKET AND MERCHANDISE SALES.

      Our financial results depend in part upon the Iron achieving game winning success in the AF1. By achieving and maintaining such success, the Iron expect to: (a) generate greater fan enthusiasm, resulting in higher ticket and merchandise sales throughout the regular season and (b) capture a greater share of local television and radio audiences. Failure to participate in the AF1 playoffs would deprive the teams of additional revenue that may result from sales of tickets for home playoff games and from media contracts. Revenue is, therefore, significantly adversely affected by a poor game winning performance, especially involving losses of home games. The Iron win-loss record for the 2009 season in the af2 was five wins and eleven losses.

WE DEPEND UPON ATTRACTING TALENTED PLAYERS TO ACHIEVE GAME WINNING SUCCESS.

      The success of the Iron depends, in part, upon the team's ability to attract and retain talented players. The Iron compete with other AF1 teams as well as teams fielded by the National Football League and the Canadian Football League, among others, for available players. There can be no assurance that the Iron will be able to retain players upon expiration of their contracts or obtain new players of adequate talent to replace players who retire or are injured, traded or released. Even if the Iron are able to obtain and retain players who have had previously successful football careers, there can be no assurance of the quality of their future performance.

OUR PLAYERS' SALARIES MAY INCREASE IN THE FUTURE, THEREBY INCREASING OUR OPERATING EXPENSES.

      Although our player salaries are low compared to salaries currently paid by other professional sports teams, there can be no assurance that salaries payable by us will not increase significantly in the future, thereby increasing our operating expenses and adversely affecting our financial condition and results of operations.

FOOTBALL INJURIES COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

      Player contracts entitle players to receive their salary even if unable to play as a result of injuries sustained from arena football-related activities during the course of employment. Although we carry occupational health, accidental death and disability insurance on our players, we must pay deductible portions of the insurance. Payment of insurance premiums, insurance deductibles and salary payments that must be made directly to injured players could have an adverse effect upon our financial condition and results of operations.

OUR CASH FLOW IS SEASONAL, LIMITING OUR CASH RESOURCES.

      The arena football season begins in April and ends in August. As a result, we realize a significant portion of our revenue and incur a significant portion of our expenses during that period. This seasonality can create cash flow difficulties for us outside the AF1 season.

WE MAY ISSUE PREFERRED STOCK, WHICH COULD PREVENT A CHANGE IN OUR CONTROL.

      Our Articles of Incorporation authorize the issuance of preferred stock with such rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, under the Articles of Incorporation, the Board of Directors, without shareholder approval, may issue preferred stock with dividend, liquidation, conversion, voting, redemption or other rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of any shares of preferred stock, having rights superior to our common stock, may result in a decrease in the value or market price of our common stock and could prevent a change in our control. We have no other anti-takeover provisions in our Articles of Incorporation or Bylaws. Holders of the preferred stock may also have the right to receive dividends, certain preferences in liquidation and conversion rights.

UNTIL REDEMPTION OF THE PREFERRED STOCK, ONE HOLDER OF OUR SERIES A AND SERIES B PREFERRED STOCK ELECTS ALL OF OUR DIRECTORS AND CONTROLS OUR OPERATIONS.

      We have issued a total of 5 million shares of our Series A Preferred Stock and 5 million shares of Series B Preferred Stock to one person, Christopher Astrom. Each share of Series A Preferred Stock entitles the holder thereof to 25 votes on all matters, the right to convert each share into 25 shares of common stock and a liquidation preference of $500.00 per share. Each share of Series B Preferred Stock entitles the holder thereof to 250 votes on all matters, the right to convert each share into 250 shares of common stock and a liquidation preference of $500.00 per share. Accordingly, Mr. Astrom can elect all of our directors and control our operations.

      However, Genesis is obligated to redeem and cancel the Series A and Series B Preferred Stock upon effectiveness of the Registration Statement in connection with the Offering to be conducted after Closing of the Merger.

WE DO NOT PAY DIVIDENDS ON OUR COMMON STOCK.

      We have not paid any dividends on our common stock since our inception and do not anticipate paying dividends in the foreseeable future. We plan to retain earnings, if any, to finance the development and expansion of our business.

TRADING IN GENESIS COMMON STOCK OVER THE LAST 12 MONTHS HAS BEEN LIMITED SO INVESTORS MAY NOT BE ABLE TO SELL AS MANY OF THEIR SHARES AS THEY WANT AT PREVAILING PRICES.

      Shares of Genesis are traded on the Over The Counter Bulletin Board ("OTCBB") under the symbol "GCNV.OB". If limited trading in Genesis Common Stock continues, it may be difficult for shareholders to sell the Shares acquired by them in the Merger in the public market at any given time at prevailing prices. Also, the sale of a large block of Common Stock could depress the market price of our Common Stock to a greater degree than a company that typically has a higher volume of trading of its securities.

THE LIMITED PUBLIC TRADING MARKET MAY CAUSE VOLATILITY IN THE COMPANY'S STOCK PRICE.

      The quotation of Genesis Common Stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our Common Stock is thus subject to this volatility. Sales of substantial amounts of our Common Stock, or the perception that such sales might occur, could adversely affect prevailing market prices of our Common Stock.

PENNY STOCK REGULATIONS MAY IMPOSE CERTAIN RESTRICTIONS ON MARKETABILITY ON THE COMPANY'S SECURITIES.

      The SEC has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. As a result, Genesis Common Stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell Genesis securities and may affect the ability of shareholders to sell the Genesis securities in the secondary market and the price at which such purchasers can sell any such securities.

      Stockholders should be aware that, according to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

   - Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
   - }Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
   - "Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
   - Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
   - The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

      ITEM 2. FINANCIAL INFORMATION

Management's Discussion And Analysis Of Financial Condition And Results Of Operations

      The following discussion relates to the Company's operations through September 30, 2009. For information related to Genesis operations prior to the merger transaction, please see Genesis' Annual Report on Form 10-K for the year ended December 31, 2008 and all other reports filed with the Securities and Exchange Commission.

      PLAN OF OPERATIONS

      We own and operate the Milwaukee Iron (the "IRON"), a member team of the Arena Football One ("AF1" or the "LEAGUE"), a professional arena football league. The Milwaukee Iron is a professional arena football team based in Milwaukee and a charter member of Arena Football One. The Iron play their home games at the Bradley Center, a sports and entertainment venue in downtown Milwaukee.

      As of September 30, 2009, we have not yet achieved profitable operations. We have accumulated losses of $1,157,867 since inception, a working capital deficiency of $582,742 and we expect to incur further losses in the development of our business, all of which, according to our accountants, casts substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. We intend to seek additional funds by equity financing through the Offering and/or related party advances, however there is no assurance of additional funding being available. As of September 30, 2009 we had cash and cash equivalents of $36,544.

      Our strategy at the League level is to participate through the operation of the Iron and through our League ownership in what we believe will be the continued growth of the AF1 which in turn is expected to result in increased revenue to us from: (i) national (League) and regional (team) broadcast contracts, (ii) national League sponsorship contracts, (iii) the sale of additional team memberships in the League, and (iv) increased fan attendance at AF1 games including Iron games, together with appreciation in the value of the Iron as an AF1 team.

      At the team level, our strategy is to increase fan attendance at Iron home games, expand our advertising and sponsorship base, and contract with additional local and regional broadcasters to broadcast Iron games.

      We believe that fan attendance will increase based upon the game winning success (if any) of the Iron in the AF1 and by increasing media exposure. Game winning success requires the ongoing recruitment of superior players. In order to recruit players, we employ a recruiting team which include our head coach and Director of Player Personnel. In order to increase media exposure and expand our sponsorship base, we call upon the media, corporate sponsors and other Milwaukee area organizations. We also call upon local businesses to solicit advertising and sponsorship funds on behalf of the Iron. We also intend to participate in a number of charitable events during the year as a part of a community relations and recognition program and maintain Internet website www.mkeiron.com. We may also employ part-time telemarketing personnel to assist in ticket sales.

      Our strategy also includes maintaining and building community support for, and recognition of, the team as an ongoing valuable entertainment institution in the local Milwaukee area and throughout the state of Wisconsin.

      FINANCIAL OVERVIEW

The following is a detailed profit and loss statement for the operating segments. There were no inter-segment revenues.

			 		three months ended 	three months ended 	twelve months ended 	twelve months ended
					September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
					------------------	------------------	-------------------	-------------------
Revenue
  Tickets	                    		   370,214 	                 - 	            370,214 	                  -
  Sponsorship	                   		   137,452 	                 - 	            137,452 	                  -
  Merchandising	                        	     4,390 	                 - 	              4,390 	                  -
	Other	                        	     5,355 	                 - 	              5,355 	                  -
	Total Revenue	                    	   517,411 	                 - 	            517,411 	                  -

Cost of Sales
   Football team operations	                   488,582 		   488,582 	                  -
   Game operations	                    	   253,489 		   253,489 	                  -
   Sponsorships	                    		   170,901 		   170,901 	                  -
   Tickets	                      		    82,412 	                 - 	             82,412 	                  -
					------------------	------------------	-------------------	-------------------
	Total cost of revenues	                   995,384 	                 - 	            995,384 	                  -

Gross Profit	                  		  (477,972)	                 - 	           (477,972)	                  -

Operating expenses
   Selling, general and administrative	           566,379 	                 - 	            585,129
   Depreciation and amortization	            23,799 	             6,429 	             50,585 	             43,421
					------------------	------------------	-------------------	-------------------
	Total operating expenses	           590,178 	             6,429 	            635,714 	             43,421
					------------------	------------------	-------------------	-------------------

Net Operating Loss	 		$       (1,068,150)	$           (6,429)	$        (1,113,686)	$           (43,421)
					==================	==================	===================	===================





      The Company's credit facilities consist of a revolving line of credit of up to $350,000. At the end of the 2009 fiscal year, there was a balance of $150,000 outstanding on the revolving line of credit (the "Revolving Loan"). The Revolving Loan bears interest at varying rates that fluctuate based on the prime rate plus one percentage point, with the rate not falling below six percent. The rate is set at six percent until the lender changes it. The Revolving Loan is due and payable in full on December 28, 2009 and requires monthly interest payments. The Company also has two unused letters of credit of $183,000 outstanding as of September 30, 2009.

      The Company had issued a note payable to a member during the last fiscal year totaling $60,000 as of September 30, 2009. This obligation is due on demand and does not accrue interest.

      As of September 30, 2009, the Company owed the President of the Company a total of $10,000 for expenses paid on behalf of the company. The obligations are included in the accompanying financial statements as Notes payable - related parties.

      Letters of Credit:  In  October  and  November  of  2008, The Company was
granted two letters of credit in the amounts of $100,000 and $83,000, respectively. These letters of credit expire in October and November of 2010, subject to automatic renewal unless notified within 45 or 90 days, respectively. Each letter of credit, if used, will accrued interest at the Prime Rate plus one percentage point, with a floor rate of six percent. Interest payments will require monthly interest payments, if used. As of September 30, 2009, the unused letters of credit amounted to $183,000.

      ITEM 3. PROPERTIES

      The Company leases its office space from AVA Marketing, LLC, which is 50% owned by Andrew Vallozzi III, President of Company. The office address is 259 South Street, Waukesha, WI 53186, Phone: (262) 523-9206, Fax: (262) 523-9210.
The term of the lease is month to month.

      The Iron have played in the Bradley Center, which has a seating capacity of approximately 17,000, since 2009. In August 2008, the Iron signed a three-year lease with the Bradley Center commencing in the 2009 season. The Iron are in the second year of that lease that calls for a base rent of $8500 per game. Included in the lease are two escalator clauses for attendance: when the Iron draw over 2500 paid spectators per game an additional $2,500 is added to the base rent and when the Iron draw over 5000 spectators per game a second $2,500 is added to the base rent. New to the 2010 season a financial penalty of $1000, in addition to the base rent, that is payable to the Bradley Center if less than 5000 spectators attend a single home game. Furthermore, the Bradley Center shall purchase and offer for sale a line of AF1 merchandise at Iron home games and shall pay the Iron a twenty percent (20%) commission on any such net-of-tax gross sales in excess of $1,000 per game. The Iron must also have a $25,000 security deposit in place with the Bradley Center. The Bradley Center is located at 1001 North 4th Street, Milwaukee, WI 53203.

      ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

      The following table sets forth certain information, as of January 27, 2010 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five percent, (ii) each of the Company's executive officers and directors, and (iii) the Company's directors and executive officers as a group. The information relating to the ownership interests of such shareholders is provided after giving effect to the Merger.

                                                    AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP(1)       		PERCENT OF CLASS(1)
					      ---------------------------------		-------------------------------
                                              Common stock	Preferred Stock		Common stock	Preferred Stock
					      ------------	---------------		------------	---------------
Christopher Astrom(2)                                  978           10,000,000(2)      	   %               100%
c/o Genesis Capital Corporation of Nevada
11415 NW 123 Lane, Reddick, Florida 32686
Richard Astrom                                         505            	      0            	   %           	      0
c/o Genesis Capital Corporation of Nevada
11415 NW 123 Lane, Reddick, Florida 32686

Directors and Officers as a group (2 persons)        1,483           10,000,000

(1) Based on an aggregate of 29,064,381 common shares and 10,000,000 preferred shares outstanding as of January 27, 2010. Each share of series A convertible preferred stock entitles the holder thereof to 25 votes on all matters, the right to convert each share into 25 shares of common stock and a liquidation preference of $500.00 per share. Each share of series B convertible preferred stock entitles the holder thereof to two hundred fifty (250) votes on all matters, the right to convert each share into two hundred fifty (250) shares of common stock and a liquidation preference of $500.00 per share.

(2) Christopher Astrom owns 5,000,000 shares of Series A Convertible Preferred Stock and 5,000,000 shares of Series B Convertible Preferred Stock

      ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.

      The following table sets forth the names and ages of each of the persons designated to become members of the Genesis' Board of Directors and Executive Officers of Genesis.


NAME            	AGE	POSITIONS AND OFFICES TO BE HELD

Christopher Astrom	38 	Director, Chief Financial Officer
Richard Astrom    	62 	Director, Chief Executive Officer




      Christopher Astrom is the son of Richard Astrom.

      Note that in accordance with Section 7.4 of the Merger Agreement, Richard Astrom and Christopher Astrom shall remain the sole officers and directors of Genesis (Parent Corporation) until such time as the Preferred Stock has been redeemed as described above.

      The directors named above will serve until the first annual meeting of the Company's stockholders following completion of the Merger or until their respective successors have been appointed and duly qualified. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement. There is no arrangement or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company's board. There are also no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company's affairs.

      Christopher Astrom has been an officer and director of the Company since November 1, 2001. From 1995 through June 2007, Mr. Astrom has served as Vice-President and Corporate Secretary of National Realty and Mortgage, Inc. with responsibilities for property acquisitions. Mr. Astrom was the President, Corporate Secretary and a director of Capital Solutions I, Inc. until December 2007 whereupon he divested his ownership interest in connection with an exchange transaction described in Form 8-K filed with the SEC by Capital Solutions on December 10, 2007. He graduated from the University of Florida with a Bachelors Degree in Business Administration. Christopher Astrom is the son of Richard Astrom.

      Richard S. Astrom has been an officer and director of the Company since November 1, 2001. From 1995 through June 2007, Mr. Astrom served as President and Chief Executive Officer of National Realty and Mortgage, Inc. He also served as a director of Capital Solutions I, Inc. until December 2007 whereupon he resigned his position in connection with an exchange transaction described in Form 8-K filed with the SEC by Capital Solutions on December 10, 2007. He has been an active real estate broker in Florida since 1969. Mr. Astrom earned a Bachelor's Degree in Business Administration from the University of Miami. Richard Astrom is the father of Christopher Astrom.

Directors and Executive Officers of the Milwaukee Iron

      The new directors and officers of the Surviving Corporation currently consist of Andrew Vallozzi III (Chairman and CEO), Jason Clark (director and Secretary), Todd Hansen (director and Treasurer), Chris Rebholz (director) and Larry Schroeder (director). Note that in accordance with Section 7.4 of the Merger Agreement, Richard Astrom and Christopher Astrom shall remain the sole officers and directors of Genesis (Parent Corporation) until such time as the Preferred Stock has been redeemed as described above.

      Andrew Vallozzi III. Milwaukee Iron President Drew Vallozzi has been involved in the sport of Arena Football since the early 1990's. In 2007 Mr. Vallozzi led a group of investors on a quest to return Arena Football to the city of Milwaukee. That quest became a reality when his group unveiled the Milwaukee Iron and the team began play in the spring 2009. Since that time Arena Football has proven to be alive and well in southeast Wisconsin once again. As the Iron prepare for play in 2010 Mr. Vallozzi plays a prominent role in new league business and legislation by serving on the Arena Football One Board of Directors.

      From 1993-2001 Mr. Vallozzi played an instrumental role in building the Milwaukee Mustangs into one of the preeminent franchises of the Arena Football League. Mr. Vallozzi's marketing background and expertise proved to be a key component to the Mustangs' off-the-field success as the team never finished lower than eighth in seasonal attendance by regularly drawing over 14,000 fans per game. In 1996 the Mustangs led the AFL in total attendance attracting an average of 15,600 people to the Bradley Center for each game.

      Jason Clark brings over 15 years of sports marketing and management experience back to Arena Football and the Milwaukee Iron. After serving for the last 11 years in the NCAA Division I ranks as the Assistant Athletic Director for External Relations at the University of Wisconsin-Milwaukee, Clark returned to Arena Football to become Vice President and General Manager of the Milwaukee Iron in July of 2009. Prior to his work at UWM, Clark served as the Director of Communications for the Milwaukee Mustangs of the Arena Football League for three years.

      Mr. Clark spent over a decade at the University of Wisconsin-Milwaukee as a senior member of the athletics staff, overseeing all aspects of the external relations unit including media and broadcast contracts, corporate partnerships, marketing, advertising and ticket sales. Clark played a prominent role in the day-to-day operations of several Division I sports and served as the television color analyst and post-game radio show host for the highly successful Panther men's basketball program. He supervised the event operations staff and directed game operations for men's and women's basketball, men's and women's soccer, and women's volleyball, while coordinating activities for all of the spirit squads, including the dance team, cheerleaders, mascot and pep band. In 2008 he founded the Panther Pack, the student incentive rewards program designed to encourage and promote student attendance at all home athletic events; the 2008-09 season saw student attendance at UWM athletic events rise by over forty percent. He also served as the director of the University's Athletics' Hall of Fame, as well as the Horizon League's elected conference representative with the National Association of Collegiate Marketing Administrators (NACMA) from 2002-2009.

      With the Mustangs, Clark was responsible for the content in various team publications and coordinated Mustangs' telecasts with networks such as ESPN, ESPN2, and ABC. He oversaw media relations, community relations, and the telemarketing ticket sales department. He served as a founding member of the AFL Public Relations Directors' Association.

      In 2000, Clark served as a Site Control Coordinator for the NCAA Men's Basketball Final Four in Indianapolis, Indiana. He has extensive experience in several capacities working in sports and has spent time as an account executive and a ticket sales representative with hockey's Milwaukee Admirals and Utah Grizzlies as well as minor league baseball's Indianapolis Indians.

      ITEM 6.  EXECUTIVE COMPENSATION.

The following table provides certain information for the fiscal years ended December 31, 2007 and 2008 concerning compensation earned for services rendered in all capacities by our named executive officers during the fiscal years ended December 31, 2007 and 2008.



                                 	SUMMARY COMPENSATION TABLE



Name and	Year	Salary	Bonus	Stock	Option	Non-Equity	Nonqualified	All		Total
Principal				Awards	Awards	Incentive	Deferred	Other
Position						Plan		Compensation	Compensation
							Compensation	Earnings
---------	----	------	-----	------	------	------------	------------	------------	-----
Christopher     2008  	0     	0    	0      	0      	0               0               0            	0
Astrom, CEO     2007 	0     	0    	0      	0      	0               0               0            	0

Richard         2008 	0     	0    	0      	0      	0               0               0            	0
Astrom,      	2007	0     	0   	0      	0      	0               0               0           	0
Sec/Treas

	        2008 	0     	0    	0      	0      	0               0               0            	0
               	2007 	0     	0    	0      	0      	0               0               0            	0
               	2008 	0     	0   	0      	0      	0               0               0            	0
               	2007 	0     	0    	0      	0     	0               0               0            	0

Employment Agreements

      None.

      We do not have an employment contract with any other executive officer.


                                          OUTSTANDING EQUITY AWARDS AT SEPTEMBER 30, 2009

                              OPTION AWARDS                                                     STOCK AWARDS
Name        Number of   Number of    Equity      Option   Option     Number Market Equity       Equity Incentive Plan
            Securities  Securities   Incentive   Exercise Expiration of     Value  Incentive    Awards: Market or Payout
            Underlying  Underlying   Plan Awards:Price    Date       Shares of     Plan Awards: Value of Unearned Shares,
            Unexercised Unexercised  Number of   ($)                 or     Shares Number of    Units or Other Rights That
            Options     Options      Securities                      Units  or     Unearned     Have Not Vested
            (#)         (#)          Underlying                      of     Units  Shares,      (#)
            Exercisable UnexercisableUnexercised                     Stock  of     Units or
                                     Unearned                        That   Stock  Other Rights
                                     Options                         Have   That   That Have
                                     (#)                             Not    Have   Not Vested
                                                                     Vested Not    (#)
                                                                     (#)    Vested
                                                                            ($)
Christopher  0           0            0           0        0          0      0      0            0
Astrom
Richard      0           0            0           0        0          0      0      0            0
Astrom




Discussion of Director Compensation

The Company did not pay any director compensation during the fiscal year ended December 31, 2008. The Company may begin to compensate its directors at some time in the future.

      ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.


RELATED PARTY TRANSACTIONS

      The Company had issued a note payable to a member during the last fiscal year totaling $60,000 as of September 30, 2009. This obligation is due on demand and does not accrue interest.

      As of September 30, 2009, the Company owed the President of the Company a total of $10,000 for expenses paid on behalf of the company. The obligations are included in the accompanying financial statements as Notes payable - related parties.

      The Company leases its office space from AVA Marketing, LLC, which is 50% owned by Andrew Vallozzi III, President of Company. The office address is 259 South Street, Waukesha, WI 53186, Phone: (262) 523-9206, Fax: (262) 523-9210.
The term of the lease is month to month.

      Christopher Astrom is the son of Richard Astrom

      ITEM 8. LEGAL PROCEEDINGS.

      The following is summary information on the cases currently in active litigation against either Milwaukee Iron Professional Arena Football, LLC or Wisconsin Professional Arena Football Investment, LLC.. Defenses for both of the cases are being handled by the law firm of Terschan, Steinle & Ness.

      Christina Flowers v. Milwaukee Iron Organization EEOC Charge No.: 443-2009-02500C. This case is an EEOC complaint (improperly naming "Milwaukee Iron Organization", which does not exist as such) by a former cheerleader for the Milwaukee Iron who was terminated on April 29, 2009. Ms. Flowers is claiming that the termination was based upon racial discrimination. We are of the opinion that the claim is meritless.

      Catering Specialties, Inc. v. Milwaukee Iron Professional Arena Football, LLC. Milwaukee County Circuit Court Case No.: 10-CV-26. This case is a claim for $9,000 by a vendor for the defendant Company. We are informed that Company is in the process of attempting to resolve that case through payment to the vendor as soon as available funding is procured.

      ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "GCNV.OB". Such trading of our common stock is limited and sporadic.

      The following table reflects the high and low bid information for our common stock for each fiscal quarter during the fiscal year ended September 30, 2009 and 2008. The bid information was obtained from the OTC Bulletin Board and reflects inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.


QUARTER ENDED       	       BID HIGH    BID LOW
------------------	       --------	   -------
Fiscal Year 2009
------------------
September 30, 2009             $3.00       $3.00
June 30, 2009                  $3.00       $3.00
March 31, 2009                 $4.00       $3.00
December 31, 2008              $4.00       $0.00

------------------
Fiscal Year 2008
------------------
September 30, 2008             $8.000      $4.500
June 30, 2008                  $15.00      $7.500
March 31, 2008                 $45.00      $0.050
December 31, 2007              $12.50      $7.500


      * The high and low prices of our Common Stock were adjusted to reflect a 1 for 500 reverse split of the Company's common stock effective September 30, 2008.

      We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.


ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

      29,040,000 shares of Genesis common stock have been issued in connection with the Merger.

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      Genesis' authorized capital stock consists of 500,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. As of January 27, 2009 there were 29,064,381 outstanding shares of Common Stock, 5,000,000 shares of Series A Convertible Preferred stock and 5,000,000 shares of Series B Convertible Preferred Stock outstanding.

      On November 23, 2009, Genesis filed with the SEC a Preliminary Information Statement on Schedule 14C in which it reported that it had received the requisite board and stockholder approval to increase its authorized shares of common stock and blank check preferred stock to 1.5 billion and 75,000,001, respectively. Genesis received a comment letter from the SEC regarding the above filing, to which it has not yet responded.

      COMMON STOCK

      Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of Common Stock are entitled to receive dividends out of legally available assets at such times and in such amounts as our Board of Directors may from time to time determine. Each stockholder is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not authorized.

      Our Common Stock is not subject to conversion or redemption and holders of Common Stock are not entitled to preemptive rights. Upon the liquidation, dissolution or winding up of the Company, the remaining assets legally available for distribution to stockholders, after payment of claims or creditors and payment of liquidation preferences, if any, on outstanding preferred stock, are distributable ratably among the holders of Common Stock and any participating preferred stock outstanding at that time. Each outstanding share of Common Stock is fully paid and nonassessable.


      PREFERRED STOCK

      Our Board of Directors has the authority, without action by stockholders, to designate and issue preferred stock in one or more series. The Board of Directors may also designate the rights, preferences and privileges of each series of preferred stock, any or all of which may be greater than the rights of our Common Stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the Common Stock until the Board of Directors determines the specific rights of the holders of the preferred stock. However, these effects might include:
(a) restricting  dividends  paid  to the holders of shares of the Common Stock;
(b) diluting the voting power of the  holders  of  shares  of the Common Stock;
(c) impairing the liquidation rights of holders of shares of the Common Stock and (d) delaying or preventing a change in control of the Company without further action by stockholders.

      SERIES A CONVERTIBLE PREFERRED STOCK

      Each share of series A convertible preferred stock entitles the holder thereof to 25 votes on all matters, the right to convert each share into 25 shares of common stock and a liquidation preference of $500.00 per share.

      SERIES B CONVERTIBLE PREFERRED STOCK

      Each share of series B convertible preferred stock entitles the holder thereof to two hundred fifty (250) votes on all matters, the right to convert each share into two hundred fifty (250) shares of common stock and a liquidation preference of $500.00 per share.

      WARRANTS

      None.

      OPTIONS

      None.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company's Bylaws and section 78.751 of the Nevada General Corporation Law for indemnification of the Company's officers and directors in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with the Company.

      The Company's Bylaws permit it to limit the liability of its directors to the fullest extent permitted under Section 78.037 of the Nevada General Corporation Law. As permitted by Section 78.037 of the Nevada General Corporation Law, the Company's Certificate of Incorporation also include provisions that eliminate the personal liability of each of its officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for or on behalf of the Company. To the fullest extent allowed by Section 78.751 of the Nevada General Corporation Law, the Company will defend, indemnify and hold harmless its directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his or her duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability. However, we will not indemnify any officer or director against, or reimburse for, any expense incurred in connection with any claim or liability arising out of the officer's or director's own negligence or misconduct in the performance of duty. The provisions of the Company's Bylaws and Certificate of Incorporation regarding indemnification are not exclusive of any other right the Company has to indemnify or reimburse officers or directors in any proper case, even if not specifically provided for in the Certificate of Incorporation or Bylaws.

      The Company believes that the indemnity provisions contained in its bylaws and the limitation of liability provisions contained in its certificate of incorporation are necessary to attract and retain qualified persons for these positions. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and the Company is not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

      ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

    See Item 9.01 of this report on Form 8-K.

      ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

    See Item 4.01 of this report on Form 8-K.

      ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

    See Item 9.01 of this report on Form 8-K.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

      On January 26, 2010, the Company issued 29,040,000 shares of its common stock to the recipients set forth on Schedule 2.4(c) of the Merger Agreement, in connection with the Merger. Such issuance was conducted pursuant to Section 4(2) of the Securities Act, as amended, and Regulation D promulgated thereunder.

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

      Genesis was notified that the audit practice of Bagell, Josephs, Levine & Company, LLC, the Genesis' independent registered public accounting firm (the "Former Accountant"), was combined with Friedman LLP ("New Accountant") on January 1, 2010. As of the same date, the Former Accountant resigned as the independent registered public accounting firm of Genesis and, with the approval of Genesis' Board of Directors, the New Accountant was engaged to be the Company's independent registered public accounting firm.

      The Former Accountant's report on the financial statements for the years ended December 31, 2008 and 2007 were not subject to an adverse or qualified opinion or a disclaimer of opinion and were not modified as to audit scope or accounting principles. However, the Former Accountant's report on the financial statements for the years ended December 31, 2008 and 2007 contained an explanatory paragraph which noted that there was substantial doubt about Company's ability to continue as a "Going Concern" due to recurring net losses, a working capital deficiency and negative cash flows from operations.

      During the two years ended December 31, 2008, and from December 31, 2008 through the January 1, 2010, there were no reportable events as the term is described in Item 304(a)(1)(iv) of Regulation S-K.

      From the date Genesis retained the Former Accountant on January 4, 2008 through the date of dismissal, there were no disagreements with the Former Accountant on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Accountant would have caused it to make reference to the subject matter of the disagreements in connection with its reports on these financial statements for those periods.

      Genesis did not consult with the New Accountant regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Genesis' financial statements, and no written or oral advice was provided by the New Accountant that was a factor considered by Genesis in reaching a decision as to the accounting, auditing or financial reporting issues.

      Genesis has requested that the Former Accountant furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The requested letter is attached as Exhibit 16.1 to this Form 8-K.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

    See Item 2.01 of this report.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS;  ELECTION OF DIRECTORS;
APPOINTMENT  OF  PRINCIPAL  OFFICERS;  COMPENSATORY  ARRANGEMENTS   OF  CERTAIN
OFFICERS.

      In accordance with Section 7.4 of the Merger Agreement, Richard Astrom and Christopher Astrom shall remain the sole officers and directors of Genesis Capital Corporation of Nevada, Inc. (Parent Corporation) until such time as the Preferred Stock has been redeemed in accordance with Section 7.3..

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

      On  November  23,  2009,  Genesis  filed  with  the  SEC  an  Preliminary
Information Statement of Schedule 14C in which it reported that it received board and shareholder approval to amend the articles of incorporation to : (a) increase the number of authorized shares of Common Stock, par value $0.001 per share, that the Company can have outstanding at any time from 500 million to
1.5 billion, and (b) to increase the number of authorized shares of Preferred Stock that the Company can have outstanding at any time from 10,000,000 to 20,000,000. Genesis does not intend to pursue this proposed change in Articles of Incorporation.

 ITEM 5.06 CHANGE IN SHELL COMPANY STATUS.

    As described in Item 2.01 of this report, on January 26, 2010 the Merger was completed. As a result of this transaction, Genesis no longer a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

      (a) Financial statements of businesses acquired.

      (b) Pro forma financial information

      (c) Exhibits








Balance Sheet
Twelve months ended September 30, 2009





						As of				As of
						September 30, 2009		September 30, 2008
						------------------		------------------
 ASSETS
Current assets
	Cash					  $	  21,082		$	172,446
	Accounts receivable				      25		    	 27,304
	Prepaid expenses				  15,438		    	 20,000
						----------------		---------------
Total current assets					  36,544		   	219,750

Fixed assets
	Leasehold improvements, net			   6,775 		              -
	Equipment, football, net			  42,176 		              -
	Furniture and fixtures, net			  11,957 		              -
	Playing field, net				 122,565 		              -
	Franchise acquisition cost, net			 170,865 	 	   	136,579
						----------------		---------------
Total fixed assets					 354,339 	 	   	136,579

Other Assets		 - 	 -
	Investment in Af2 Operating Co.			  52,537 	 	              -
						----------------		---------------
Total other assets					  52,537 	 	              -

Total assets					  $	 443,420 	 	$  	356,329

 LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current liabilities
	Accounts payable and accrued liabilities  $	 369,025 	 	$   	 14,750
	Loans from related parties			  10,073 	 	              -
	Short term credit line				 150,000 	 	              -
	Accrued interest				     760 	 	              -
	Payroll liabilities				  28,108 	 	              -
	Deferred revenue				  61,320 	 	              -
						----------------		---------------
Total current liabilities				 619,287 	 	    	 14,750

Long-term liabilities					 - 	 		              -
	Notes payable - related parties			  70,000 	 	              -
						----------------		---------------
Total long-term liabilities				  70,000 	 	              -
						----------------		---------------
Total liabilities					 689,287 	 	    	 14,750

Members' share capital

	Members' share capital				 912,000 	 	   	385,000
	Accumulated deficit			      (1,157,867)	 	   	(43,421)
						----------------		---------------
Total members' capital (deficit)			(245,867)	 	   	341,579
						----------------		---------------

						----------------		---------------
Total liabilities and members' (deficit)	  $	 443,420 		$  	356,329
						================		===============
							       0 		              -







Income Statement
Twelve months ended September 30, 2009





						Three months ended 	Three months ended 	Twelve months ended 	Twelve months ended
						September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
						------------------	------------------	-------------------	-------------------


Revenue
  Revenues		 			$    517,411 	 	$            - 		$	517,411 	 $	     -
						------------------	------------------	-------------------	-------------------
	Total Revenue	 			     517,411 	 	             -	 		517,411 	 	     -

Cost of Sales
  Cost of revenues		 		     995,384 	 	             -	 		995,384 	 	     -
						------------------	------------------	-------------------	-------------------
	Total cost of revenues	 		     995,384 		             -	 		995,384 	 	     -

						------------------	------------------	-------------------	-------------------
Gross Profit			 		    (477,972)		             -	 	       (477,972)	 	     -

Operating expenses
  Selling, general and administrative		     585,129 	 	             -	 		585,129 	 	     -
  Depreciation and amortization		 	      23,799 	 		 6,429 	 		 50,585 	 	 43,421
						------------------	------------------	-------------------	-------------------
	Total operating expenses		     608,928 	 		 6,429 	 		635,714 	 	 43,421

						------------------	------------------	-------------------	-------------------
	Loss from operations	 		  (1,086,900)	 		(6,429)	 	     (1,113,686)	        (43,421)

Other income (expenses):
  Interest expense		 		        (760)	 	             -	 		   (760)	 	     -
						------------------	------------------	-------------------	-------------------
	Total other income (expenses)	 	        (760)	 	             -	 		   (760)	 	     -

						------------------	------------------	-------------------	-------------------
	Loss before provision for income taxes	  (1,087,660)	 		(6,429)	 	     (1,114,446)	        (43,421)

Provision for income taxes

Net loss			 		$ (1,087,660)	 	$       (6,429)	 	$    (1,114,446)	 $      (43,421)
						==================	==================	===================	===================


Members' share capital, beginning of period	     855,000 	 		385,000 		385,000 	 	385,000

	Members' share capital contributions	      57,000 	 	             -	 		527,000 	 	     -
						------------------	------------------	-------------------	-------------------

Members' share capital, end of period		$    912,000 	 	$	385,000 	 $	912,000 	 $	385,000
						------------------	------------------	-------------------	-------------------













Segment Income Statement






						Three months ended 	Three months ended 	Twelve months ended 	Twelve months ended
						September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
						------------------	------------------	-------------------	-------------------
Revenue
	Tickets		 				   370,214 	 		- 	       370,214 	 		     -
	Sponsorship					   137,452 	 		- 	       137,452 	 		     -
	Merchandising		 			     4,390 	 		- 	         4,390 	 		     -
	Other		 				     5,355 			- 	         5,355 	 		     -
						------------------	------------------	---------------		---------------
		Total Revenue	 			   517,411 			- 	       517,411 	 		     -

Cost of Sales
	Football team operations		 	   488,582 		 		       488,582			     -
	Game operations		 			   253,489 		 		       253,489			     -
	Sponsorships		 			   170,901 		 		       170,901			     -
	Tickets		 				    82,412 	 		- 	        82,412			     -
						------------------	------------------	---------------		---------------
		Total cost of revenues	 		   995,384 	 		- 	       995,384			     -

						------------------	------------------	---------------		---------------
Gross Profit			 			 (477,972)	 		- 	      (477,972)			     -

Operating expenses
	Selling, general and administrative		   566,379 	 		- 	       585,129 			     -
	Depreciation and amortization		 	    23,799 	 	    6,429 	        50,585 	 		 43,421
						------------------	------------------	---------------		---------------
		Total operating expenses	 	   590,178 	 	    6,429 	       635,714 	 		 43,421


Net Operating Loss			 	    $   (1,068,150)	 $	   (6,429)	 $  (1,113,686)	 	$	(43,421)
						===================	==================	===============		================






Cash Flow Statement






							Twelve months ended	Twelve months ended
							September 30, 2009	September 30, 2008
							-------------------	-------------------
Cash flows from operating activities:
  Net loss				 		$    (1,114,446)	$    (43,421)
  Adjustments to reconcile net loss to
  net cash used by operating activities:
  Changes in operating assets and liabilities:
	Depreciation and amortization			         50,585 	      43,421
	(Increase) decrease in accounts receivable	         27,279 	     (27,304)
	(Increase) / decrease in prepaid expenses	          4,563 	     (20,000)
	Increase / (decrease) in accounts payable
	  & accrued liabilities				        354,275 	      14,750
	Increase / (decrease) in accrued interest	            760 	           -
	Increase / (decrease) in payroll liabilities	          8,108 	           -
	Increase / (decrease) in deferred revenue	         61,320 	           -
							----------------	-------------

	Net cash used by operating activities		$      (587,557)	$    (32,554)


Cash flows from investing activities:

  Purchase of fixed assets				       (198,344)	           -
  Franchise acquisition cost				        (70,000)
  Investment in Af2					        (52,537)
							----------------	-------------

	Net cash used by investing activities		$      (320,881)	$          -

Cash flows from financing activities:
  Short term credit line				        150,000 	           -
  Loan to (from) related party				         10,073 	           -
  Proceeds from issuance of notes payable-
    related parties				 	         70,000 	           -
  Issuance of membership shares				        527,000 	     205,000
							----------------	-------------

	Net cash provided by financing activities 	$       757,073 	$    205,000
							----------------	-------------


Net increase in cash					$      (151,365)	$    172,446

Cash, beginning of period				$       172,446 	$          -
							----------------	-------------

Cash, end of period					$        21,082 	$    172,446
							================	=============










                MILWAUKEE IRON PROFESSIONAL ARENA FOOTBALL, LLC

                    NOTES TO FINANCIAL STATEMENTS (AUDITED)

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

Nature of Business: Milwaukee Iron Professional Arena Football, LLC was formed in November of 2006, in the State of Wisconsin, as a limited liability company, originally named Wisconsin Professional Indoor Football, LLC. The Milwaukee Iron are a professional Arena Football team that plays their home games at the Bradley Center, the premier sports and entertainment venue in downtown Milwaukee, Wisconsin, as a member of Arena Football One.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classifications of assets and liabilities should the Company be unable to continue as a going concern. At September 30, 2009, the Company had not yet achieved profitable operations, has accumulated losses of $1,157,867 since its inception, has a working capital deficiency of $582,742 and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however there is no assurance of additional funding being available. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from the outcome of this uncertainty.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FISCAL YEAR

The Company's fiscal year-end is September 30, 2009.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the combined accounts of Milwaukee Iron Professional Arena Football, LLC and Wisconsin Professional Arena Football Investment, LLC, a Wisconsin Limited Liability Corporation. All material intercompany transactions and accounts have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of highly liquid investments with maturities of three months or less when purchased.

USE OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

Depreciation is computed primarily on the straight-line method for financial statements purposes over 7 years.

All assets are booked at historical cost. Management reviews on an annual basis the book value, along with the prospective dismantlement, restoration, and abandonment costs and estimate residual value for the assets, in comparison to the carrying values on the financial statements.

IMPAIRMENT AND DISPOSAL OF LONG-LIVED ASSETS

The Company evaluates the carrying value of its long-lived assets under the provisions of FASB ASC 360-10-35, "Subsequent Measurement". This requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell. No impairments were recognized during the years ended September 30, 2008 and September 30, 2009.

REVENUE RECOGNITION

Revenues consist principally of ticket sales, sponsorships, and merchandise sales.

All revenues are recognized when the products are sold to a purchaser at a fixed or determinable price, delivery or event has occurred and title has transferred, and collection of the revenue is reasonably assured.


INCOME TAXES

INCOME TAX STATUS-LIMITED LIABILITY CORPORATION: The Company has elected under the Internal Revenue Code to be a taxed as a Corporation. In lieu of the members of a Limited Liability Corporation being taxed on their proportionate share of the Company's taxable income, the corporation will pay income taxes. Therefore, no provision or liability for federal income taxes has been included in the financial statements. The Company incurred net operating losses during all periods presented resulting in a deferred tax asset, which was fully allowed for in a valuation allowance. As a result, the net benefit and expense resulted in no income taxes.

MARKETING/ ADVERTISING COSTS


Marketing and advertising costs are expensed as incurred.

GUARANTEED PAYMENTS TO MEMBERS

Guaranteed payments to members that are designed to represent reasonable compensation for services rendered are accounted for as expenses rather than as an allocation of net income. Guaranteed payments that are designed to reflect payment of interest on capital accounts are not accounted for as expenses of the Company. Such payments are considered as part of the allocation of net income. There have been no guaranteed payments to members to date.

NOTE 3 - SEGMENT INFORMATION

The following is a detailed profit and loss statement for the operating segments. There were no inter-segment revenues.


			 		three months ended 	three months ended 	twelve months ended 	twelve months ended
					September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
					------------------	------------------	-------------------	-------------------
Revenue
  Tickets	                    		   370,214 	                 - 	            370,214 	                  -
  Sponsorship	                   		   137,452 	                 - 	            137,452 	                  -
  Merchandising	                        	     4,390 	                 - 	              4,390 	                  -
	Other	                        	     5,355 	                 - 	              5,355 	                  -
	Total Revenue	                    	   517,411 	                 - 	            517,411 	                  -

Cost of Sales
   Football team operations	                   488,582 		   488,582 	                  -
   Game operations	                    	   253,489 		   253,489 	                  -
   Sponsorships	                    		   170,901 		   170,901 	                  -
   Tickets	                      		    82,412 	                 - 	             82,412 	                  -
					------------------	------------------	-------------------	-------------------
	Total cost of revenues	                   995,384 	                 - 	            995,384 	                  -

Gross Profit	                  		  (477,972)	                 - 	           (477,972)	                  -

Operating expenses
   Selling, general and administrative	           566,379 	                 - 	            585,129
   Depreciation and amortization	            23,799 	             6,429 	             50,585 	             43,421
					------------------	------------------	-------------------	-------------------
	Total operating expenses	           590,178 	             6,429 	            635,714 	             43,421
					------------------	------------------	-------------------	-------------------

Net Operating Loss	 		$       (1,068,150)	$           (6,429)	$        (1,113,686)	$           (43,421)
					==================	==================	===================	===================



NOTE 4 - INTANGIBLE ASSETS

The Company currently owns Franchise Rights to use the Milwaukee Iron Professional Arena Football Team. The Company amortizes the intangibles using the straight-line method over a useful life of 7 years. While the Company has the rights as long as they continue to abide by the rules of the Af2 agreement by paying fees, fines, and assessments on time, management has determined that using a 7 year life for amortization to be the most conservative. The historical cost of the intangible assets was $250,000. Accumulated amortization totaled $43,421 and $79,135 (unaudited) for the years ended September 30, 2008 and September 30, 2009, respectively.

NOTE 5 - LINE OF CREDIT

The Company's credit facilities consist of a revolving line of credit of up to $350,000. At the end of the 2009 fiscal year, there was a balance of $150,000 outstanding on the revolving line of credit (the "Revolving Loan"). The Revolving Loan bears interest at varying rates that fluctuate based on the prime rate plus one percentage point, with the rate not falling below six percent. The rate is set at six percent until the lender changes it. The Revolving Loan is due and payable in full on December 28, 2009 and requires monthly interest payments. The Company also has two unused letters of credit of $183,000 outstanding as of September 30, 2009. See Note 8 for more information on the unused letters of credit.

NOTE 6 - MEMBERS' SHARE CAPITAL

DURING THE YEAR ENDED SEPTEMBER 30, 2009:

CONTRIBUTED  CAPITAL:   During the year, various  members  and  other  entities
contributed a total of $527,000 to the Company to finance costs necessary for the Company to continue operations.

NOTE 7 - RELATED PARTY TRANSACTIONS

The Company had issued a note payable to a member during the last fiscal year totaling $60,000 as of September 30, 2009. This obligation is due on demand and does not accrue interest.

As of September 30, 2009, the Company owed the President of the Company a total of $10,000 for expenses paid on behalf of the company. The obligations are included in the accompanying financial statements as Notes payable - related parties.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Letters of Credit: In October and November of 2008, The Company was granted two letters of credit in the amounts of $100,000 and $83,000, respectively. These letters of credit expire in October and November of 2010, subject to automatic renewal unless notified within 45 or 90 days, respectively. Each letter of credit, if used, will accrued interest at the Prime Rate plus one percentage point, with a floor rate of six percent. Interest payments will require monthly interest payments, if used.

As of September 30, 2009, the unused letters of credit amounted to $183,000.

NOTE 9 - LEGAL MATTERS

None

NOTE 10 - SUBSEQUENT EVENTS

None







Balance Sheet

Three months ended December 31, 2009



						As of
						December 31, 2009
						-----------------
 ASSETS
Current assets
	Cash		 			   $       1,681
	Accounts receivable				  42,350
	Prepaid expenses				  18,788
						   -------------
Total current assets					  62,819

Fixed assets
	Leasehold improvements, net			   6,657
	Equipment, football, net			  40,614
	Furniture and fixtures, net			  11,228
	Playing field, net				 117,818
	Franchise acquisition cost, net			 161,936
						   -------------
Total fixed assets					 338,253

Other Assets		                  	               -
	Investment in Af2 Operating Co.			  88,252
						   -------------
	Intercompany receivables
						   -------------
Total other assets					  88,252

						   -------------
Total assets						$489,324
						   =============

 LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current liabilities
	Accounts payable and accrued liabilities   $	 391,858
	Bank overdraft					  47,963
	Loans from related parties			  40,073
	Short term loans				 150,000
	Accrued interest				     760
	Payroll liabilities				  37,533
	Deferred revenue				  92,264
						   -------------
Total current liabilities				 760,452

Long-term liabilities
	Notes payable - related parties			  70,000
						   -------------
Total long-term liabilities				  70,000

						   -------------
Total liabilities					 830,452

Members' share capital

	Members' share capital				 974,500
	Accumulated deficit			      (1,315,628)
						   -------------
Total members' capital (deficit)			(341,128)
						   -------------

						   -------------
Total liabilities and members' (deficit)	   $	 489,324
						   =============





Income Statement
Three months ended December 31, 2009






						Three months ended
						December 31, 2009
						------------------

Revenue
  Revenues					$ 	  49,645
						----------------
	Total Revenue					  49,645

Cost of Sales
  Cost of revenues					 107,363
						----------------
	Total cost of revenues				 107,363

						-----------------
Gross Profit						 (57,718)

Operating expenses
  Selling, general and administrative			  82,721
  Depreciation and amortization				  16,086
						----------------
	Total operating expenses			  98,807

						-----------------
	Loss from operations				(156,524)

Other income (expenses):
  Interest expense					  (1,287)
						-----------------
	Total other income (expenses)			  (1,287)

						-----------------
	Loss before provision for income taxes		(157,811)

Provision for income taxes

Net loss					$ 	(157,811)
						=================


Members' share capital, beginning of period		 912,000

  Members' share capital contributions			  62,500
						-----------------

Members' share capital, end of period		$ 	 974,500
						-----------------






Segment Income Statement




					Three months ended
					December 31, 2009
					------------------
Revenue
	Tickets					       -
	Sponsorship				  49,300
	Merchandising				     345
	Other					       -
					-----------------
		Total Revenue			  49,645

Cost of Sales
	Football team operations		  20,488
	Game operations				   6,022
	Sponsorships				  75,043
	Tickets					   5,810
					-----------------
		Total cost of revenues		 107,363

					-----------------
Gross Profit					 (57,718)

Operating expenses
	Selling, general and administrative	  82,721
	Depreciation and amortization		  16,086
					------------------
		Total operating expenses	  98,807
					------------------

Net Operating Loss			    $ 	(156,524)
					==================








Cash Flow Statement



										Three months ended	Three months ended
										December 31, 2009	December 31, 2008
										-------------------	------------------
Cash flows from operating activities:
	Net loss								$	(157,811)	$	       -
	Adjustments to reconcile net loss to
	 net cash used by operating activities:
	Changes in operating assets and liabilities:
		Depreciation and amortization					$	  16,086	$	       -
		(Increase) decrease in accounts receivable				 (15,046)		 (27,304)
		(Increase) / decrease in prepaid expenses				   1,213		 (20,000)
		Increase / (decrease) in accounts payable &
		   accrued liabilities							 339,665		 (14,750)
		Increase / (decrease) in accrued interest				     760		       -
		Increase / (decrease) in payroll liabilities				  37,533		       -
		Increase / (decrease) in deferred revenue				  92,264		       -
										-------------------	------------------

			Net cash used by operating activities			$	 314,664	$	 (62,054)


Cash flows from investing activities:

	Purchase of fixed assets						$	(191,187)	$	       -
	Franchise acquisition cost						$	 (70,000)
	Investment in Af2							$	 (88,252)	$	       -

			Net cash used by investing activities			$	(349,439)	$	       -
										-------------------	------------------

Cash flows from financing activities:
	Short term credit line							$	 150,000 	$	       -
	Loan to (from) related party						$	  40,073 	$	       -
	Proceeds from issuance of notes payable - related parties		$	  70,000 	$	       -
	Issuance of membership shares						$	 589,500 	$	(385,000)
										-------------------	------------------
			Net cash provided by financing activities		$	 849,573 	$	(385,000)
										-------------------	------------------

Net increase in cash								$	 814,797 	$	(447,054)

Cash, beginning of period							$	 172,446 	$	       -
										-------------------	------------------

Cash, end of period								$	 987,244 	$	(447,054)
										===================	==================

											 985,562 		(619,500)







                MILWAUKEE IRON PROFESSIONAL ARENA FOOTBALL, LLC

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

Nature of Business: Milwaukee Iron Professional Arena Football, LLC was formed in November of 2006, in the State of Wisconsin, as a limited liability company, originally named Wisconsin Professional Indoor Football, LLC. The Milwaukee Iron are a professional Arena Football team that plays their home games at the Bradley Center, the premier sports and entertainment venue in downtown Milwaukee, Wisconsin, as a member of Arena Football One.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classifications of assets and liabilities should the Company be unable to continue as a going concern. At December 31, 2009, the Company had not yet achieved profitable operations, has accumulated losses of $1,256,560 since its inception, has a working capital deficiency of $660,190 and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however there is no assurance of additional funding being available. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from the outcome of this uncertainty.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FISCAL YEAR

The Company's fiscal year-end is September 30, 2009.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the combined accounts of Milwaukee Iron Professional Arena Football, LLC and Wisconsin Professional Arena Football Investment, LLC, a Wisconsin Limited Liability Corporation. All material intercompany transactions and accounts have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of highly liquid investments with maturities of three months or less when purchased.

USE OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

Depreciation is computed primarily on the straight-line method for financial statements purposes over the following years:

Leasehold Improvements 	15
Equipment-Football      7
Fixtures & Furniture    5
Playing Field           7

All assets are booked at historical cost. Management reviews on an annual basis the book value, along with the prospective dismantlement, restoration, and abandonment costs and estimate residual value for the assets, in comparison to the carrying values on the financial statements.

IMPAIRMENT AND DISPOSAL OF LONG-LIVED ASSETS

The Company evaluates the carrying value of its long-lived assets under the provisions of FASB ASC 360-10-35, "Subsequent Measurement". This requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell. No impairments were recognized during the years ended December 31, 2008 and December 31, 2009.

REVENUE RECOGNITION

Revenues consist principally of ticket sales, sponsorships, and merchandise sales.

All revenues are recognized when the products are sold to a purchaser at a fixed or determinable price, delivery or event has occurred and title has transferred, and collection of the revenue is reasonably assured.


INCOME TAXES

INCOME TAX STATUS-LIMITED LIABILITY CORPORATION: The Company has elected under the Internal Revenue Code to be a taxed as a Corporation. In lieu of the members of a Limited Liability Corporation being taxed on their proportionate share of the Company's taxable income, the corporation will pay income taxes. Therefore, no provision or liability for federal income taxes has been included in the financial statements. The Company incurred net operating losses during all periods presented resulting in a deferred tax asset, which was fully allowed for in a valuation allowance. As a result, the net benefit and expense resulted in no income taxes.

MARKETING/ ADVERTISING COSTS


Marketing and advertising costs are expensed as incurred.

GUARANTEED PAYMENTS TO MEMBERS

Guaranteed payments to members that are designed to represent reasonable compensation for services rendered are accounted for as expenses rather than as an allocation of net income. Guaranteed payments that are designed to reflect payment of interest on capital accounts are not accounted for as expenses of the Company. Such payments are considered as part of the allocation of net income. There have been no guaranteed payments to members to date.

NOTE 3 - SEGMENT INFORMATION

The following is a detailed profit and loss statement for the operating segments. There were no inter-segment revenues.

                                              three months ended	three months ended
                                              December 31, 2009		December 31, 2008
					      ------------------	------------------
Revenue
   Tickets                                                     -                         -
   Sponsorship                                            49,300                         -
   Merchandising                                             345                         -
   Other                                                       -                         -
					      ------------------	------------------
          Total Revenue                                   49,645                         -

Cost of Sales
   Football team operations                               20,488
   Game operations                                         6,022
   Sponsorships                                           75,043
   Tickets                                                 5,810                         -
          Total cost of revenues                         107,363                         -
					      ------------------	------------------

Gross Profit                                             (57,718)                        -

Operating expenses
   Selling, general and administrative                    61,046                   566,379
   Depreciation and amortization                          16,086                     6,429
					      ------------------	------------------
          Total operating expenses                        77,132                     6,429
					      ------------------	------------------
Net Operating Loss                            $         (134,849)       $           (6,429)
					      ==================	==================




NOTE 4 - INTANGIBLE ASSETS

The Company currently owns Franchise Rights to use the Milwaukee Iron Professional Arena Football Team. The Company amortizes the intangibles using the straight-line method over a useful life of 7 years. While the Company has the rights as long as they continue to abide by the rules of the Af2 agreement by paying fees, fines, and assessments on time, management has determined that using a 7 year life for amortization to be the most conservative. The historical cost of the intangible assets was $250,000. Accumulated amortization totaled $52,349 and $88,064 (unaudited) for the periods ended December 31, 2008 and December 31, 2009, respectively.

NOTE 5 - LINE OF CREDIT

The Company's credit facilities consist of a revolving line of credit of up to $350,000. At the end of the 2009 fiscal year, there was a balance of $150,000 outstanding on the revolving line of credit (the "Revolving Loan"). The Revolving Loan bears interest at varying rates that fluctuate based on the prime rate plus one percentage point, with the rate not falling below six percent. The rate is set at six percent until the lender changes it. The Revolving Loan is due and payable in full on December 28, 2009 and requires monthly interest payments. The Company also has two unused letters of credit of $183,000 outstanding as of December 31, 2009. See Note 8 for more information on the unused letters of credit.

NOTE 6 - MEMBERS' SHARE CAPITAL

DURING THE YEAR ENDED DECEMBER 31, 2009:

CONTRIBUTED CAPITAL: During the quarter, various members and other entities contributed a total of $62,500 to the Company to finance costs necessary for the Company to continue operations.

NOTE 7 - RELATED PARTY TRANSACTIONS

The Company had issued a note payable to a member during the last fiscal year. The total due as of December 31, 2009 was $30,000. This obligation is due on demand and does not accrue interest.

As of December 31, 2009, the Company owed another member a total of $10,614 for expenses paid on behalf of the company.

Both of these obligations are included in the accompanying financial statements as Loans from related parties.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Letters of Credit: In October and November of 2008, The Company was granted two letters of credit in the amounts of $100,000 and $83,000, respectively. These letters of credit expire in October and November of 2010, subject to automatic renewal unless notified within 45 or 90 days, respectively. Each letter of credit, if used, will accrued interest at the Prime Rate plus one percentage point, with a floor rate of six percent. Interest payments will require monthly interest payments, if used.

As of December 31, 2009, the unused letters of credit amounted to $183,000.

NOTE 9 - LEASE COMMITMENTS

The Company currently has an operating lease agreement with the Center where the team plays its home games. The agreement has terms for a base fee of $8,500 per game (the "Base Fee") plus and additional fee of $2,500 for each game in which attendance is equal to or greater than 2,500, but less that 5,000 attendees or $5,000 for each game in which attendance is equal to or greater than 5,000 attendees. Additionally, beginning January 1, 2010, the Company will pay an additional fee of $2,000 per game for which the Center must remove or install a curtain system in connection with a team home game. Payments are made to the Center on a per game basis as a deduction by the Center of any game revenue.

The following is a schedule by years of future minimum lease fees required under the operating lease agreement:


YEAR ENDING SEPTEMBER 30,   	AMOUNT

          2010            	$88,000
          2011                   88,000


The Company paid $0 and $106,700 in fees according to the operating lease agreement in fiscal years 2010 and 2009, respectively.

NOTE 10 - LEGAL MATTERS

None

NOTE 11 - SUBSEQUENT EVENTS

None








                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2010

Genesis Capital Corporation of Nevada

By: Richard Astrom
--------------------
Name: Richard Astrom
Title: Chief Executive Officer


                                 EXHIBIT INDEX


Exhibit Number	Description of Exhibit
--------------	----------------------
2.1     	Agreement and Plan Of  Merger  effective  as  of  the  26th  of
		January, 2010 by and among Genesis Capital Corporation of Nevada, a Nevada Corporation, Genesis Capital Acquisition Corp. a wholly-owned subsidiary of Genesis, Milwaukee Iron Professional Arena Football, LLC, a Wisconsin limited liability
		company, Wisconsin Professional Arena Football	Investment LLC,
		a Wisconsin limited liability company and Christopher Astrom.

16.1     	Letter on change in Certifying Accountant

23.1    	Consent of Larry O'Donnell, CPA, P.C.